                                                                    Exhibit 99.1

Coputer Horizons Corp.

                              FOR IMMEDIATE RELEASE

                           COMPUTER HORIZONS ANNOUNCES
         DELISTING FROM NASDAQ AND ANTICIPATED QUOTATION IN PINK SHEETS

Mountain Lakes, NJ, March 13, 2007- Computer Horizons Corp. (Nasdaq: CHRZ) today announced  that it has advised The Nasdaq Stock  Market LLC of its  intention to
voluntarily   withdraw  its  Common  Stock  from  listing  on  Nasdaq  effective immediately  prior to the  opening of trading on Monday,  April 2, 2007 with the effect  that the last day of trading on Nasdaq  would be March 30, 2007 and that
Nasdaq has advised the Company that it no longer meets Nasdaq continued  listing requirements but is granted an extension permitting its common stock to continue to trade on Nasdaq through March 30, 2007. As a convenience to its shareholders,
Computer  Horizons will seek to arrange for quotation of its Common Stock in the
Pink Sheets or another  quotation  medium effective at the opening of trading on
Monday, April 2, 2007.

As previously announced,  Computer Horizons sold substantially all of the assets of its  remaining  operating  businesses  on February  16, 2007 and its Board of
Directors declared an initial liquidating distribution of $4.00 per share of its common stock payable on March 27, 2007 to shareholders of record as of the close of business on March 16,  2007,  as part of a plan of complete  liquidation  and dissolution  of the  Company  approved by the  shareholders  of the Company at a special meeting of shareholders held on February 14, 2007.

In light of the ongoing  liquidation of Computer Horizons,  on March 9, 2007 the
Board of  Directors  of the Company  determined  that  continued  listing of the
Company's  common stock on Nasdaq  represents an unnecessary  expense burden and approved a plan to voluntarily  withdraw its common stock from listing on Nasdaq effective after the close of trading on March 30, 2007. In addition, the Company received a letter  from  Nasdaq on March 12,  2007  stating  that,  based on the
Nasdaq  staff's  review of the Company's  public  announcements  concerning  its shareholders'  approval of the plan of complete  liquidation and dissolution and
the  declaration  of  an  initial   distribution  (and  anticipated   subsequent
distributions)  in connection  therewith and pursuant to Marketplace  Rule 4300, the Nasdaq staff  believes  that the Company is a "public  shell" and as such no longer meets Nasdaq's  continued listing  requirements,  but that in view of the
Company's plan to  voluntarily  withdraw its common stock from listing on Nasdaq and pursuant to  Marketplace  Rule 4450(f) the staff has  determined to grant an extension of time permitting the Company's  common stock to continue to trade on
Nasdaq through March 30, 2007. In order to accommodate  those  shareholders  who might wish to buy or sell the shares after the delisting  from Nasdaq,  Computer
Horizons will seek to arrange for quotation of the Company's common stock in the
Pink Sheets or another quotation medium.

Forward-Looking Statements
Statements made in this press release regarding the withdrawal of the Company's common stock from listing on Nasdaq and regarding the Company's arranging for quotation of its common stock in the Pink Sheets or another quotation medium are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, and there can be no assurance that the expectations reflected in those statements will be realized or achieved. Such risks and uncertainties include, without limitation, the possibility that the
Company may not be able to arrange for the quotation of its common stock in the
Pink Sheets or another quotation medium, or that any such arrangement if made may not continue, and that the delisting of the Company's common stock from
Nasdaq might not occur or might occur sooner or later than the Company intends.

You should also read the risk factors that are discussed in the Company's periodic reports filed with the Securities and Exchange Commission, including the risk factors contained in the Company's Form 10-K for the year ended
December 31, 2005. You should be aware that the risk factors contained in the
Form 10-K may not be exhaustive. Therefore, we recommend that you read the information in the Form 10-K together with the other reports and documents that we file with the SEC from time to time, including our Forms 10-Q and 8-K, which may supplement, modify, supersede or update those risk factors. The Company assumes no obligation to update the forward-looking statements included in this press release.

Corporate Contact:  David Reingold
                    Investor Relations, Marketing
                    Computer Horizons Corp.
                    (973) 299-4105
                    dreingold@computerhorizons.com

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